NEITHER THIS 6% SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) NOR THE SECURITIES ISSUABLE IN CONNECTION WITH THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE.  NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE IN CONNECTION WITH THIS NOTE MAY BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO TORCHLIGHT ENERGY RESOURCES, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO TORCHLIGHT ENERGY RESOURCES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

6% SECURED CONVERTIBLE PROMISSORY NOTE
OF
TORCHLIGHT ENERGY RESOURCES, INC.

NOTE NO. ________    September 18, 2020

FOR VALUE RECEIVED, TORCHLIGHT ENERGY RESOURCES, INC., a Nevada corporation with its principal office located at 5700 Plano Parkway, Ste. 3600, Plano, Texas 75093 (the “Company” or “Debtor”), unconditionally promises to pay to McCabe Petroleum Corporation whose address is 500 W Texas Ave, Ste. 890, Midland, Texas 79702, or the registered assignee, upon presentation of this 6% Secured Convertible Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or “Holder”) at the office of the Company, the principal amount of $1,500,000 (“Principal Amount”), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below.  The effective date of execution and issuance of this Note is September 18, 2020 (“Original Issue Date”).

1. Schedule for Payment of Principal and Interest.  The Principal Amount outstanding hereunder, along with all accrued and unpaid interest shall be paid in one lump sum payment on or before May 10, 2021 (the “Maturity Date”).  All interest on the Principal Amount outstanding hereunder shall be payable at the rate of 6% per annum and shall be due and payable on the Maturity Date.  Accrual of interest on the outstanding Principal Amount, shall commence on the date of receipt of funds by the Company and shall continue until payment in full of the outstanding Principal Amount has been made hereunder.  The principal and interest so payable will be paid to the person whose name is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

2. Payment.  Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by check or wire transfer at the option of the Company.  Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time.  If any payment hereunder would otherwise become due and payable on a day on which commercial banks in Plano, Texas, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in Plano, Texas, are not permitted or required to be closed (“Business Day”) and, with respect to payments of Principal Amount, interest thereon shall be payable at the then applicable rate during such extension, if any.  The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.  Except as provided in Section 3 hereof, this Note may not be prepaid without the prior written consent of the Holder.

3. Company’s Option to Redeem Note.  On or after the Original Issue Date, up to 100%, in whole or in part, of the outstanding Principal Amount of the Note, plus any accrued and unpaid interest, will be subject to redemption at the option of the Company. Additionally, the Company shall pay the Holder all unpaid interest on the portion of the Principal Amount redeemed that would have been earned from the Redemption Payment Date (as defined below) through the Maturity Date.  Any amount of the Note subject to redemption, as set forth herein (the “Redemption Amount”), may be redeemed by the Company at any time and from time to time, upon not less than 10 nor more than 30 days notice to the Holder.  The Company shall deliver to the Holder a written Notice of Redemption (the “Notice of Redemption”) specifying the date for the redemption (the “Redemption Payment Date”), which date shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (as defined in Section 4(b) below) or for conversions elected to be made by the Holder pursuant to Section 4 during the Redemption Period.  The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption.  On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder.

4.  Conversion Rights.

(a) Conversion.  If (i) the Company and Meta (as defined in Section 21) do not enter into a Definitive Agreement (as defined in Section 21) by the later of October 15, 2020 or such later date that is agreed to by the Company and Meta in writing, or (ii) the Company and Meta enter into a Definitive Agreement but the Transaction (as defined in Section 21) is terminated prior to closing or otherwise does not close by the Maturity Date of this Note, then at such time and until the Maturity Date, the Holder of this Note will have the right, at the Holder's option, to convert up to $500,000 of the remaining Principal Amount, plus all unpaid interest accrued under the Note (see Section 21(c)), into shares of common stock, par value $.001 per share, of the Company (“Common Stock”).  Any such conversion under this paragraph will occur in the manner and in accordance with Section 4(b) below (unless earlier paid or redeemed) at the conversion price as set forth below in Section 4(c) (subject to adjustment as described herein).  The right to convert the Principal Amount or interest thereon of this Note called for redemption will terminate at the close of business on the Business Day prior to the Redemption Payment Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Amount.  The shares of Common Stock to be issued upon conversion under this Section 4 are hereinafter referred to as the “Conversion Shares”.

(b) Mechanics of Holder’s Conversion.  In the event that the Holder elects to convert any portion of this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company.  The Notice of Conversion will provide a breakdown in reasonable detail of the Principal Amount and/or accrued interest that is being converted and state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued.  The Registered Holder must surrender this Note to the Company with the Notice of Conversion, unless such Notice of Conversion is only for accrued interest and no Principal Amount.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and/or accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) Business Days after the Conversion Date.  Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”).  Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to its transfer agent as soon as practicable thereafter, to cause to be issued and delivered to the Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new promissory note representing any unconverted portion of this Note.  The Company shall not issue fractional Conversion Shares upon conversion, and the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number.  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion.  The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

(c) Conversion Price.  The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be $0.375 per share (subject to adjustment as described herein).

(d) Adjustment Provisions.  The Conversion Price and number and kind of shares or other securities to be issued upon conversion pursuant to this Note shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Reclassification. In case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Note then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event.

(ii) Stock Split, Dividend.  If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a subdivision or split of Common Stock, or by the declaration of a dividend on the Common Stock, which dividend is wholly or partially in the form of additional shares of Common Stock or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto;

(iii) Reverse Split.  If the number of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto.
(e) Issuance of New Note.  Upon any partial conversion of this Note, a new promissory note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.  The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new promissory note.

(f) Reservation of Shares.  The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Note, the full number of shares of Common Stock deliverable upon the conversion of the Note from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Note.

5. Required Conversion.  On or after the Original Issue Date, if the Transaction (as defined in Section 21) closes, then 100% of the outstanding Principal Amount of the Note will automatically convert immediately prior to such closing.  The Conversion Shares subject to such required conversion are hereinafter referred to as the “Required Conversion Shares”.

At least 3 Business Days prior to the Transaction closing, the Company must deliver to the Registered Holder a written notice of required conversion (the “Notice of Required Conversion”).  The Notice of Required Conversion will provide the date of closing of the Transaction and a breakdown in reasonable detail of the Principal Amount and interest that is being converted.  The date of closing of the Transaction is deemed the “Required Conversion Date,” on which date and in accordance with its Notice of Required Conversion, the Company shall make the appropriate reduction to the Principal Amount and interest as entered in its records.  The Registered Holder must surrender this Note to the Company within 1 Business Day of receipt of the Notice of Required Conversion.  Pursuant to the terms of the Notice of Required Conversion, the Company will issue instructions to its transfer agent to cause to be issued and delivered to the Holder certificates for the number of full shares of Required Conversion Shares to which such Holder shall be entitled as aforesaid.  The Company shall not issue fractional Required Conversion Shares upon conversion, and the number of Required Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number.  In the case of the required conversion set forth herein, the conversion shall be deemed to have been effected and the Required Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the Required Conversion Date.  If the closing of the Transaction does not occur (for any reason) after the Notice of Required Conversion is delivered, the Company shall provide Holder notice of the cancellation of the subject required conversion hereunder and will return the Note to the Holder as soon as practicable, and the Holder will return the Required Conversion Shares to the Company (if issued) as soon as practicable.

6. Representations and Warranties of the Company.  The Company represents and warrants to the Holder that:

(a) Organization.  The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

(b) Power and Authority.   The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby.  The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.  This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

(c) Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Note and common stock as contemplated by this Note, except such authorizations, approvals and consents that have been obtained.

7. Events of Defaults and Remedies.  The following are deemed to be an event of default (“Event of Default”) hereunder: (i) the failure by the Company to pay any installment of interest on this Note as and when due and payable and the continuance of any such failure for 10 days; (ii) the failure by the Company to pay all or any part of the principal on this Note when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (iii) the failure of the Company to perform any conversion of the Note required under this Note and the continuance of any such failure for 10 days; (iv) the failure by the Company to observe or perform any covenant or agreement contained in this Note and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (v) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; (vi) the declaration of an event of default or default, occurring after the Original Issue Date, under any other contract, agreement, debt or obligation of the Company with a monetary amount in excess of $1,000,000; or (vii) the entry of a judgment against the Company, which is not otherwise appealable, or for which all appeals have been exhausted and for which the Company has not posted a bond to satisfy the amount of the judgment in excess of $2,500,000.

8. The Holder’s Rights and Remedies upon the Occurrence of an Event of Default.  If any Event of Default occurs and is not otherwise cured, and the Holder shall have provided written notice to the Company, that the full unpaid principal amount of this Note, together with interest owing in respect thereof, is immediately due and payable, time being of the essence, and said principal sum shall bear interest from the date of the Event of Default at the rate per annum 4% in excess of the applicable rate of interest provided in Section 1 (subject to Section 21(c) of this Note).  Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default.  If the Note for which the then outstanding principal amount, together with interest owing in respect thereof, shall have been paid in accordance herewith, the Note shall promptly be surrendered to or as directed by the Company.

9. Limitation on Merger, Sale or Consolidation.  The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or (ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Note.  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Note, except as to any obligations that arise from or as a result of such transaction.

10. Listing of Registered Holder of Note.  This Note will be registered as to principal amount in the Holder’s name on the books of the Company at its principal office in Plano, Texas (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

11. Registered Holder Not Deemed a Stockholder.No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

12. Waiver of Demand, Presentment, Etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

13. Attorney’s Fees.  The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note.

14. Enforceability.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

15. Intent to Comply with Usury Laws.  In no event will the interest to be paid on this Note exceed the maximum rate provided by law.  It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas.  If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the Principal Amount actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Note.

16. Governing Law; Consent to Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof.  In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in Collin County, Texas.

17. Amendment and Waiver.  Any waiver or amendment hereto shall be in writing signed by the Holder.  No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights.  The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

18. Restrictions Against Transfer or Assignment.  Neither this Note nor any of the shares issuable in connection with this Note may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the Registered Holder hereof, in whole or in part, unless and until either (i) the Note or the shares issuable in connection with the Note have been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (ii) the Registered Holder delivers to the Company a written opinion acceptable to the Company’s counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition.  Any transfer of this Note otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Note will be issued to the transferee in exchange therefor.

19. Entire Agreement; Headings.  This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties.  The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

20. Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a) If to the Company, to it at the following address:

5700 Plano Parkway, Ste. 3600
Plano, Texas 75093
Attn: John Brda, President
Email: john@torchlightenergy.com

(b) If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the Business Day it is delivered, (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail and (iii) if sent by email, on the date sent.  If any notice or other communication is sent by email, the party providing such notice shall, no later than the next business day after such emailed notice is sent, send a written notice by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid.

21. Use of Proceeds and Security.

(a) Business Combination Transaction.  The Company and Metamaterial Inc., an Ontario business corporation (“Meta”), are presently negotiating a business combination between the Company and Meta through a merger or other transaction (the “Transaction”), which Transaction will be effected under the terms and conditions of a definitive agreement between such parties (the “Definitive Agreement”).

(b) Use of Proceeds.  In connection with the proposed Transaction, the Company shall use the net proceeds from the funds received under this Note as follows:

i. The Company will lend $500,000 to Meta pursuant to an 8% Unsecured Convertible Promissory Note (the “First Meta Note”);

ii. The Company will retain and use $500,000 for general corporate purposes, including without limitation, expenses incurred by the Company in connection with the Transaction; and

iii. The Company will deposit $500,000 into an escrow account, to be held in escrow for the benefit of the Company.  If the Company and Meta enter into a Definitive Agreement by the later of October 15, 2020 or such later date that is agreed to by the Company and Meta in writing, the $500,000 from this escrow account will be released to the Company, and the Company will lend this $500,000 to Meta pursuant to another 8% Unsecured Convertible Promissory Note (the “Second Meta Note”).  If the Company and Meta do not enter into a Definitive Agreement by the later of October 15, 2020 or such later date that is agreed to by the Company and Meta in writing, the $500,000 from this escrow account will be released to the Holder and deducted from the Principal Amount outstanding under this Note.

(c) Security.  This Note is secured by the Company’s pledge of the First Meta Note and the Second Meta Note (if issued).  If the Company and Meta do not enter into a Definitive Agreement by the later of October 15, 2020 or such later date that is agreed to by the Company and Meta in writing, then promptly after that date, the Company will assign to the Holder of this Note the First Meta Note in full repayment and discharge of $500,000 of the Principal Amount of this Note, and the remaining $500,000 of the Principal Amount, plus all unpaid interest accrued under the Note, will remain subject to this Note.  If a Definitive Agreement is entered into by the later of October 15, 2020 or such later date that is agreed to by the Company and Meta in writing, but the Transaction is terminated prior to closing or otherwise does not close by the Maturity Date of this Note, then the Company will assign to the Holder of this Note both the First Meta Note and Second Meta Note in full repayment and discharge of $1,000,000 of the Principal Amount of this Note, and the remaining $500,000 of the Principal Amount, plus all unpaid interest accrued under the Note, will remain subject to this Note.

22. Survival.  The representations, warranties, obligations and covenants of the Company shall survive execution of this Note.

IN WITNESS WHEREOF, Torchlight Energy Resources, Inc. has caused this Note to be duly executed in its corporate name by the manual signature of its President/CEO.

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John Brda
John Brda, President/CEO

 ANNEX A
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the 6% Secured Convertible Promissory Note due May 10, 2021 of Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), into shares of common stock, $0.001 par value per share, (the “Common Stock”) of the Company, according to the conditions hereof, as of the date written below.  No fee will be charged to the Holder for any conversion.

Conversion Calculations:
Date to Effect Conversion:
_______________________________________________

Principal Amount of 6% Secured Convertible Promissory Note to be Converted:

_______________________________________________

Interest Amount of 6% Secured Convertible Promissory Note to be Converted:

__________________________________________

Number of Shares of Common Stock to be Issued:

_______________________________________________

If Holder is a Natural Person:

Print Name: ________________________________

Signature:__________________________________

Print Name (if joint investment):___________________

Signature:__________________________________

Telephone No. ______________________________

E-mail Address: _____________________________

___________________________________________
Street Address
___________________________________________
City, State, Zip

If Holder is an Entity:

Print Name of Entity: ___________________________

Signature:_____________________________________

Print Name of Signatory:_________________________

Title: ________________________________________

Telephone No. ________________________________

E-mail Address: _______________________________

_____________________________________________
Street Address
_____________________________________________
City, State, Zip

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached 6% Secured Convertible Promissory Note (the “Note”) with respect to the principal amount of the Note (plus interest thereon) covered thereby as set forth opposite the name of such assignee:

Name of Assignee Address                  Principal Amount of
 Note Assigned

If the total principal amount of the Note shall not be assigned, the undersigned requests that a new Note evidencing the balance of the principal amount due and owing on the Note not so assigned be issued in the name of and delivered to the undersigned.

Dated: __________________                          Name of Holder (Print):  ______________________

________________________________
    (Signature of Holder)